Exhibit 21.1
EnSurge, Inc.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization	Names Under Which Each Subsidiary Does Business

NowSeven.com, Inc.	Delaware	Same